Exhibit 99

SILICON LABS ANNOUNCES RECORD REVENUE IN Q2

— Broadcast Products to Drive Sequential Revenue Decline in Q3 —

AUSTIN, Texas — July 29, 2015 — Silicon Labs (NASDAQ: SLAB), a leading provider of microcontroller, wireless connectivity, analog and sensor solutions for the Internet of Things (IoT), today reported financial results for its second quarter ended July 4, 2015. Revenue in the second quarter was within guidance and established a new record at $164.9 million, up from $163.7 million in the first quarter.

Second Quarter Financial Highlights

On a GAAP basis:

•                  Gross margin was 59.1 percent

•                  R&D expenses were $47.5 million

•                  SG&A expenses were $41.0 million

•                  Operating income as a percentage of revenue was 5.5 percent

•                  Diluted earnings per share were $0.17

On a non-GAAP basis (results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 60.3 percent

•                  R&D expenses were $37.4 million

•                  SG&A expenses were $32.7 million

•                  Operating income as a percentage of revenue was 17.8 percent

•                  Diluted earnings per share were $0.56

Business Highlights

•                  IoT products delivered an all-time high revenue quarter at $68.9 million

•                  Infrastructure products established record revenue at $30.3 million

•                  Broadcast revenue was down, at $39.4 million, with weakness in consumer partially offset by a record in automotive

•                  Access revenue was consistent with expectations at $26.3 million

Product Highlights

•                  Announced our highly anticipated Thread networking solution, delivering a wireless software stack built upon our many years of expertise and the industry’s most advanced mesh networking software development tools.

•                  Introduced the easy-to-use Bluetooth Smart Ready® BT121 module, offering a dual-mode solution for applications requiring Bluetooth Smart and Bluetooth Classic connectivity.

•                  Announced EFM32™ Happy Gecko microcontrollers, providing an energy-friendly, plug-and-play solution for adding USB connectivity to battery-powered IoT applications.

•                  Released the next generation of the Simplicity Studio™ development environment, enabling concurrent MCU and wireless design for IoT applications.

•                  Introduced the Si5380 clock IC, the industry’s most highly integrated timing solution for wireless infrastructure applications including small and macro cell base stations.

•                  Announced the Si88xx family of high-speed, multi-channel digital isolators designed to provide a highly integrated solution for signal and power isolation.

•                  Introduced the industry’s first complete Wireless M-Bus platform solution designed to simplify the development of wirelessly connected smart meters in the European market.

Business Outlook

The company expects revenue in the third quarter to be in the range of $151 million to $156 million. Third quarter diluted earnings per share are expected to be between $0.04 and $0.10 on a GAAP basis and between $0.39 and $0.45 on a non-GAAP basis.

“We delivered another record quarter, and are encouraged by the traction we are seeing in our strategic growth businesses including our Internet of Things, Infrastructure and Broadcast automotive products,” said Tyson Tuttle, CEO of Silicon Labs. “However, we believe macro trends continue to stifle the global demand for TVs, with the latest market estimates calling for a reduction in unit demand for 2015. Accordingly, we expect third quarter Broadcast revenue to decline again by approximately 15 percent, counter to typical seasonality.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 39717393. The replay will be available through August 28, 2015.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and system solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; risks related to the successful completion of the development and implementation of Bluegiga’s technology; risks associated with the development of modules and the Company’s limited operating history with modules; risks that the acquisition may not yield the expected benefits due to the failure to properly integrate the acquired business and employees; risks that our competitors that supply products incorporated in Bluegiga’s modules may disrupt such supply; risks that the acquired business’ products and processes under development may fail to achieve market acceptance; risks of disputes regarding the acquired business and intellectual property; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Laboratories logo, the Silicon Labs logo, EFM32 and Simplicity Studio are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Revenues	$164,856	$154,918	$328,561	$300,609
Cost of revenues	67,428	56,255	134,764	114,841
Gross margin	97,428	98,663	193,797	185,768
Operating expenses:
Research and development	47,465	41,844	94,322	84,329
Selling, general and administrative	40,960	36,017	83,260	70,628
Operating expenses	88,425	77,861	177,582	154,957
Operating income	9,003	20,802	16,215	30,811
Other income (expense):
Interest income	166	200	358	502
Interest expense	(728)	(780)	(1,473)	(1,578)
Other income (expense), net	90	(6)	498	61
Income before income taxes	8,531	20,216	15,598	29,796
Provision for income taxes	956	5,937	1,645	7,407

Net income	$7,575	$14,279	$13,953	$22,389

Earnings per share:
Basic	$0.18	$0.33	$0.33	$0.52
Diluted	$0.17	$0.32	$0.32	$0.51

Weighted-average common shares outstanding:
Basic	42,823	43,462	42,617	43,271
Diluted	43,461	44,218	43,305	44,137

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended July 4, 2015
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$164,856

Gross margin	97,428	59.1%	$229	$390	$1,324	$—	$99,371	60.3%

Research and development	47,465	28.8%	4,960	5,116	—	—	37,389	22.7%

Selling, general and administrative	40,960	24.8%	5,868	1,219	767	392	32,714	19.8%

Operating income	9,003	5.5%	11,057	6,725	2,091	392	29,268	17.8%

	Three Months Ended July 4, 2015
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs*	Tax Impact of Adjustments	Non- GAAP Measure
Net income	$7,575	$11,057	$6,725	$2,091	$392	$(3,379)	$24,461

Diluted shares outstanding	43,461						43,461

Diluted earnings per share	$0.17						$0.56

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending October 3, 2015
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.10	$0.04

Estimated non-GAAP charges	0.35	0.35

Estimated non-GAAP diluted earnings per share	$0.45	$0.39

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	July 4, 2015	January 3, 2015
Assets
Current assets:
Cash and cash equivalents	$125,051	$141,706
Short-term investments	147,556	193,489
Accounts receivable, net of allowances for doubtful accounts of $624 at July 4, 2015 and $786 at January 3, 2015	71,403	70,367
Inventories	60,746	52,631
Deferred income taxes	17,815	21,173
Prepaid expenses and other current assets	59,025	49,171
Total current assets	481,596	528,537
Long-term investments	7,179	7,419
Property and equipment, net	130,994	132,820
Goodwill	263,925	228,781
Other intangible assets, net	128,196	115,021
Other assets, net	24,041	29,983
Total assets	$1,035,931	$1,042,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,553	$38,922
Current portion of long-term debt	10,000	10,000
Accrued expenses	49,327	73,646
Deferred income on shipments to distributors	38,573	38,662
Income taxes	942	2,084
Total current liabilities	133,395	163,314
Long-term debt	74,562	77,500
Other non-current liabilities	41,761	43,691
Total liabilities	249,718	284,505
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,908 and 42,225 shares issued and outstanding at July 4, 2015 and January 3, 2015, respectively	4	4
Additional paid-in capital	44,152	29,501
Retained earnings	742,586	728,633
Accumulated other comprehensive loss	(529)	(82)
Total stockholders’ equity	786,213	758,056
Total liabilities and stockholders’ equity	$1,035,931	$1,042,561

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	July 4, 2015	June 28, 2014
Operating Activities
Net income	$13,953	$22,389
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	6,029	6,427
Amortization of other intangible assets and other assets	14,697	8,839
Stock-based compensation expense	21,576	18,559
Income tax benefit from stock-based awards	2,781	377
Excess income tax benefit from stock-based awards	(2,056)	(589)
Deferred income taxes	3,892	4,665
Changes in operating assets and liabilities:
Accounts receivable	1,724	3,082
Inventories	(6,534)	(123)
Prepaid expenses and other assets	452	3,394
Accounts payable	(3,359)	3,846
Accrued expenses	(1,027)	19,697
Deferred income on shipments to distributors	(2,132)	2,584
Income taxes	(7,171)	(5,130)
Other non-current liabilities	(5,622)	(24,599)
Net cash provided by operating activities	37,203	63,418

Investing Activities
Purchases of available-for-sale investments	(46,908)	(117,744)
Proceeds from sales and maturities of available-for-sale investments	92,759	61,803
Purchases of property and equipment	(4,714)	(3,339)
Purchases of other assets	(1,871)	(2,726)
Acquisition of business, net of cash acquired	(76,899)	—
Net cash used in investing activities	(37,633)	(62,006)

Financing Activities
Proceeds from issuance of common stock, net of cash paid for withheld taxes	1,684	8,943
Excess income tax benefit from stock-based awards	2,056	589
Repurchases of common stock	(10,418)	(10,954)
Payment of acquisition-related contingent consideration	(4,464)	—
Payments on debt	(5,083)	(2,500)
Net cash used in financing activities	(16,225)	(3,922)

Decrease in cash and cash equivalents	(16,655)	(2,510)
Cash and cash equivalents at beginning of period	141,706	95,800
Cash and cash equivalents at end of period	$125,051	$93,290